UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2019

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York	10119-4015

(Address of principal executive offices)	(Zip Code)

(212) 692-7200

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 14, 2019, in connection with Lexington Realty Trust’s (the “Trust”) effective shelf registration statement on Form S-3 ASR (File No. 333-223257) that was filed with the Securities and Exchange Commission on February 27, 2018, as amended by Post-Effective Amendment No. 1 on Form POS ASR that was filed with the Securities and Exchange Commission on March 14, 2019 (collectively, the “Registration Statement”), the Trust filed a prospectus supplement (the “ATM Prospectus Supplement”) covering the sale of up to $100,000,000.00 aggregate offering price of shares of beneficial interest classified as common stock of the Trust, par value $0.0001 per share ( “Common Shares”), which consists of $60,256,015 of which were previously covered by a prior registration statement and $39,743,985 of which are newly authorized. Prior to the date of the ATM Prospectus Supplement, the Trust had sold Common Shares having an aggregate offering price of approximately $64,743,985 under the prior registration statement through an at-the-market offering program.

Also in connection with the filing of the ATM Prospectus Supplement, on March 14, 2019, the Trust entered into two separate Amended and Restated Equity Distribution Agreements (collectively, the “Amended and Restated Equity Distribution Agreements”) with each of Jefferies LLC and KeyBanc Capital Markets Inc. (each a “Sales Agent”) in connection with the ATM Program to sell the Common Shares from time to time through an “at the market” equity offering program (the “ATM Program”). Under the ATM Program, Jefferies LLC and KeyBanc Capital Markets Inc. have acted and will continue to act as sales agents (the “Sales Agents”).

The Amended and Restated Equity Distribution Agreements reflect, among other things, following the date thereof, the filing of the Registration Statement and the ATM Prospectus Supplement and the increase in the aggregate offering price of the Common Shares as described above. Pursuant to the Amended and Restated Equity Distribution Agreements, the Common Shares may be offered and sold through either of the Sales Agents in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions, including directly or on the New York Stock Exchange, or sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices. Each Sales Agent will be entitled to compensation of up to 1.25% of the gross sales price per share for any Common Shares sold through it as the Trust’s sales agent.

Copies of the Amended and Restated Equity Distribution Agreements are attached as Exhibits 1.1, and 1.2 to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing descriptions of the Amended and Restated Equity Distribution Agreements are qualified in their entirety by reference to the full text of the Amended and Restated Equity Distribution Agreements.

Item 8.01.	Other Events.

On March 14, 2019, Venable LLP delivered its legality opinion with respect to the Common Shares, a copy of which is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

On March 14, 2019, Paul Hastings LLP delivered its opinion with respect to certain tax matters related to the Common Shares, a copy of which is attached hereto as Exhibit 8.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Amended and Restated Equity Distribution Agreement, dated as of March 14, 2019, between the Trust and Jefferies LLC.

1.2	Amended and Restated Equity Distribution Agreement, dated as of March 14, 2019, between the Trust and KeyBanc Capital Markets Inc.

5.1	Opinion of Venable LLP.

8.1	Opinion of Paul Hastings LLP regarding tax matters.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Paul Hastings LLP (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: March 14, 2019	By:	/s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer